EXHIBIT 99.1

j2 Global Reports Third Quarter 2012 Results

Achieves Record Quarterly Revenues, EPS and EBITDA
Raises Fiscal 2012 Non-GAAP EPS Guidance
Increases Quarterly Dividend by 2.3% to $0.225 Per Share

LOS ANGELES – November 1, 2012 – j2 Global, Inc. [NASDAQGS:JCOM] today reported financial results for the third quarter ended September 30, 2012, announced that it is increasing its fiscal 2012 non-GAAP EPS estimate and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.225 per share.

j2 achieved several quarterly records, including the following:
  Revenues of $93.2 million
  Earnings per Diluted Share of $0.69
  EBITDA(4) of $50.5 million
  Cancel rate(6) of less than 2.3%

THIRD QUARTER 2012 RESULTS

Revenues increased 8.4% to a quarterly record $93.2 million compared to $86.0 million for Q3 2011.

Earnings per diluted share increased 27.8% to a quarterly record $0.69 compared to $0.54 for Q3 2011.

Non-GAAP earnings per diluted share(2) (3) increased 1.6% to $0.65 compared to $0.64 for Q3 2011.

EBITDA(4) increased to a record $50.5 million compared to $43.9 million for Q3 2011.

j2 ended the quarter with $470 million in cash and investments.

Key financial results for third quarter 2012 versus third quarter 2011 are set forth in the following table (in millions, except per share).  Reconciliations of non-GAAP earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q3 2012	Q3 2011	% Change
Revenues	$93.2	$86.0	8.4%
Earnings per Diluted Share (1)	$0.69	$0.54	27.8%
Non-GAAP Earnings per Diluted Share (2) (3)	$0.65	$0.64	1.6%
EBITDA (4)	$50.5	$43.9	15.0%
Free Cash Flow (5)	$37.1	$37.2	(0.3)%

(1)	The estimated effective tax rate was approximately 19.9% for Q3 2012 and approximately 30.6% for Q3 2011.
(2)
For Q3 2012, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, and additional income tax benefit from prior years, in each case net of tax. For Q3 2011, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, certain transition-related costs, taxes associated with the sale of a trade name and the reversal of uncertain tax positions due to expired statutes of limitations, in each case net of tax.

(3)	The estimated Non-GAAP effective tax rate was approximately 28.1% for Q3 2012 and approximately 23.4% for Q3 2011.

(4)	EBITDA (earnings before interest, taxes, depreciation and amortization) as defined in the Indenture Agreement filed with the SEC as Exhibit 4.1 to a Current Report on Form 8-K dated July 26, 2012.
(5)	Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, plus excess tax benefit (deficiency) from share-based compensation.
(6)
Cancel Rate is defined as cancels related to individual customer DIDs with greater than 4 months of continuous service (continuous service includes customer DIDs which are administratively cancelled and reactivated within the same calendar month), and DIDs related to enterprise customers beginning with their first day of service. Calculated monthly and expressed here as an average over the three months of the quarter.

“I’m very pleased with our continued high level of execution, both operationally and financially, as demonstrated by record low cancel rate and record Q3 quarterly revenues, earnings per share and EBITDA,” said Hemi Zucker, j2 Global’s chief executive officer. “Also, during Q3 we completed a $250 million debt offering and now have approximately $470 million of cash and investments available to support the growth of our business.  Our focus on operational excellence has allowed us to continue to achieve record results even in the face of current economic conditions.  As such, we are increasing our non-GAAP EPS guidance for the full year notwithstanding the increased interest expense associated with the Q3 debt issuance.”

DIVIDEND

j2’s Board of Directors has approved a quarterly cash dividend of $0.225 per common share, a 2.3% increase versus last quarter's dividend.  This is j2’s fifth consecutive quarterly dividend increase and represents a 12.5% increase versus its first quarterly dividend in September, 2011. The dividend will be paid on November 26, 2012 to all shareholders of record as of the close of business on November 12, 2012. Future dividends will be subject to Board approval.

BUSINESS OUTLOOK

j2 is reaffirming its fiscal 2012 revenues guidance of between $345 million and $365 million. The Company is increasing its fiscal 2012 non-GAAP earnings per share guidance to now exceed, rather than equal, its 2011 results.

It is anticipated that the normalized tax rate for 2012 (exclusive of the release of reserves for uncertain tax positions) will be between 24% and 26%.

About j2
Founded in 1995, j2 Global, Inc. provides cloud services to individuals and businesses around the world. j2's network spans 49 countries on six continents. The Company offers Internet fax, voice and email solutions. j2 Global markets its services principally under the brand names eFax®, Onebox®, eVoice®, FuseMail®, Campaigner®, KeepItSafe® and CampaignerCRM™. As of December 31, 2011, j2 had achieved 16 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:
Laura Hinson
j2 Global, Inc.
800-577-1790
laura.hinson@j2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in the “Business Outlook” portion regarding the Company's expected fiscal 2012 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding messaging and communications, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2011 Annual Report on Form 10-K filed by j2 Global on February 28, 2012, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in the “Business Outlook” portion regarding the Company's expected fiscal 2012 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	SEPTEMBER 30,	DECEMBER 31,
	2012	2011

ASSETS
Cash and cash equivalents	$287,514	$139,359
Short-term investments	143,628	38,513
Accounts receivable,
net of allowances of $3,831 and $3,404, respectively	25,332	19,071
Prepaid expenses and other current assets	11,813	14,311
Deferred income taxes	2,472	1,643

Total current assets	470,759	212,897

Long-term investments	38,687	43,077
Property and equipment, net	13,938	14,438
Goodwill	293,687	279,016
Other purchased intangibles, net	101,560	98,067
Deferred income taxes	4,256	3,160
Other assets	2,321	516

TOTAL ASSETS	$925,208	$651,171

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$28,437	$24,070
Income taxes payable	4,014	1,510
Deferred revenue	28,352	26,695
Liability for uncertain tax positions	5,523	5,523

Total current liabilities	66,326	57,798

Long-term debt	245,081	—
Liability for uncertain tax positions	31,092	24,554
Deferred income taxes	11,305	12,102
Other long-term liabilities	3,070	2,342

Total liabilities	356,874	96,796

Commitments and contingencies	—	—

Stockholders' Equity:
Preferred stock	—	—
Common stock	451	554
Additional paid-in capital	166,557	197,374
Treasury stock	—	(112,671)
Retained earnings	404,862	472,595
Accumulated other comprehensive loss	(3,536)	(3,477)

Total stockholders' equity	568,334	554,375

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$925,208	$651,171

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2012	2011	2012	2011

Revenues
Subscriber	$89,466	$85,622	$262,362	$243,788
Other	3,780	405	7,001	1,299

Total revenues	93,246	86,027	269,363	245,087

Cost of revenues (including share-based compensation of $199 and $633 for the three and nine months of 2012, respectively, and $246 and $736 for the three and nine months of 2011, respectively)	16,303	15,002	48,354	45,952

Gross profit	76,943	71,025	221,009	199,135

Operating expenses:

Sales and marketing (including share-based compensation of $390 and $1,117 for the three and nine months of 2012, respectively, and $350 and $1,049 for the three and nine months of 2011, respectively)	15,190	15,073	43,910	44,929

Research, development and engineering (including share-based compensation of $111 and $344 for the three and nine months of 2012, respectively, and $110 and $367 for the three and nine months of 2011, respectively)	4,692	4,105	13,798	12,714

General and administrative (including share-based compensation of $1,703 and $4,757 for the three and nine months of 2012, respectively, and $1,542 and $4,532 for the three and nine months of 2011, respectively)	14,784	15,403	43,387	44,037

Total operating expenses	34,666	34,581	101,095	101,680

Operating earnings	42,277	36,444	119,914	97,455

Interest and other income (expense), net	(2,747)	290	(2,657)	262

Earnings before income taxes	39,530	36,734	117,257	97,717

Provision for income taxes	7,880	11,236	25,880	12,770

Net earnings	$31,650	$25,498	$91,377	$84,947

Basic net earnings per common share	$0.69	$0.55	$1.97	$1.84

Diluted net earnings per common share	$0.69	$0.54	$1.96	$1.81

Basic weighted average shares outstanding	45,002,565	45,993,328	45,590,160	45,498,763

Diluted weighted average shares outstanding	45,340,111	46,455,584	45,897,389	46,108,890

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	NINE MONTHS ENDED SEPTEMBER 30,
	2012	2011

Cash flows from operating activities:
Net earnings	$91,377	$84,947
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	15,555	14,892
Accretion and amortization of discount and premium of investments	1,090	600
Amortization of financing costs and discounts	104	—
Share-based compensation	6,816	6,672
Excess tax benefit from share-based compensation	(1,016)	(13,246)
Provision for doubtful accounts	3,520	4,963
Deferred income taxes	(1,012)	5,394
Decrease (increase) in:
Accounts receivable	(7,032)	(7,074)
Prepaid expenses and other current assets	(951)	3,811
Other assets	(362)	153
(Decrease) increase in:
Accounts payable and accrued expenses	168	(1,112)
Income taxes payable	7,112	8,885
Deferred revenue	1,611	9,723
Liability for uncertain tax positions	6,538	(9,668)
Other liabilities	(1)	293
Net cash provided by operating activities	123,517	109,233

Cash flows from investing activities:
Maturity of certificate of deposit	8,000	—
Purchase of certificates of deposit	(34,674)	(8,000)
Sales of available-for-sale investments	64,581	20,127
Purchases of available-for-sale investments	(140,785)	(50,192)
Purchases of property and equipment	(3,746)	(5,075)
Purchases of intangible assets	(3,668)	(2,616)
Acquisition of businesses, net of cash received	(25,108)	(3,244)
Proceeds from sale of assets	—	4
Net cash used in investing activities	(135,400)	(48,996)

Cash flows from financing activities:
Issuance of long-term debt	245,000	—
Debt issuance costs	(1,342)	—
Repurchases of common stock and restricted stock	(60,261)	(1,273)
Issuance of common stock under employee stock purchase plan	109	110
Exercise of stock options	4,865	7,001
Excess tax benefit from share-based compensation	1,016	13,246
Dividends paid	(29,940)	(9,463)
Net cash provided by financing activities	159,447	9,621

Effect of exchange rate changes on cash and cash equivalents	591	(420)

Net increase in cash and cash equivalents	148,155	69,438
Cash and cash equivalents at beginning of period	139,359	64,752
Cash and cash equivalents at end of period	$287,514	$134,190

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net earnings are GAAP net earnings with the following modifications: (1) elimination of share-based compensation expense and the associated payroll taxes; (2) elimination of certain acquisition and related exit costs; (3) elimination of additional income tax benefit from prior years; (4) elimination of a change to our liability of uncertain tax position due to expiration of statues of limitations; (5) elimination of taxes related to trade name sale and (6) elimination of income tax provision associated with share-based compensation and associated payroll taxes and certain acquisition and related exit costs.

	THREE MONTHS ENDED SEPTEMBER 30, 2012				THREE MONTHS ENDED SEPTEMBER 30, 2011
	GAAP	(1) Share-based Compensation	(3) Additional Income Tax Benefit from Prior Years	Non-GAAP	GAAP	(1) Share-based Compensation	(2) Acquisition and Exit Costs	(4) Uncertain Tax Position	(5) Trade Name Sale	Non-GAAP

Cost of revenues	16,303	(199)	—	16,104	15,002	(246)	(27)	—	—	14,729

Operating expenses:
Sales and marketing	15,190	(390)	—	14,800	15,073	(350)	—	—	—	14,723
Research, development and engineering	4,692	(111)	—	4,581	4,105	(110)	(68)	—	—	3,927
General and administrative	14,784	(1,717)	—	13,067	15,403	(1,650)	(17)	—	—	13,736

Interest and other income (expense)	(2,747)	—	—	(2,747)	290	—	—	—	—	290

Income tax provision (6)	$7,880	832	3,066	$11,778	$11,236	729	35	1,069	(3,892)	9,177

Net earnings	$31,650	1,585	(3,066)	$30,169	$25,498	1,627	77	(1,069)	3,892	$30,025

Net earnings per share*:
Basic	$0.69	0.04	(0.07)	$0.66	$0.55	0.04	0.00	(0.02)	0.08	$0.64
Diluted	$0.69	0.04	(0.07)	$0.65	$0.54	0.03	0.00	(0.02)	0.08	$0.64

_________________________

* The reconciliation of Net earnings per share from GAAP to Non-GAAP may not foot due to rounding.

The Company discloses non-GAAP Earnings Per Share (EPS) as supplemental non-GAAP financial performance measure, as it believes it is useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Non-GAAP EPS is not in accordance with, or an alternative to, Earnings Per Share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

Weighted average shares outstanding:
Basic	45,002,565	45,993,328
Diluted	45,340,111	46,455,584

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net earnings are GAAP net earnings with the following modifications: (1) elimination of the impact to revenues resulting from a change in estimate of deferred revenue; (2) elimination of share-based compensation expense and the associated payroll taxes; (3) elimination of certain acquisition and related exit costs; (4) elimination of gain on sale of certain investment; (5) elimination of additional income tax benefit from prior years; (6) elimination of a change to our liability of uncertain tax position due to expiration of statues of limitations; (7) elimination of taxes related to trade name sale and (8) elimination of income tax provision associated with the change in estimate of deferred revenue, share-based compensation and associated payroll taxes, certain acquisition and related exit costs and gain on sale of certain investment.

	NINE MONTHS ENDED SEPTEMBER 30, 2012						NINE MONTHS ENDED SEPTEMBER 30, 2011
	GAAP	(2) Share-based Compensation	(3) Acquisition and Exit Costs	(4) Gain on Sale of Investment	(5) Additional Income Tax Benefit from Prior Years	Non-GAAP	GAAP	(1) Change in Estimate of Deferred Revenue	(2) Share-based Compensation	(3) Acquisition and Exit Costs	(6) Uncertain Tax Position	(7) Trade Name Sale	Non-GAAP

Revenues:
Subscriber	$262,362	—	—	—	—	$262,362	$243,788	$10,325	—	—	—	—	$254,113

Cost of revenues	48,354	(633)	(6)	—	—	47,715	45,952	—	(742)	(366)	—	—	44,844

Operating expenses:
Sales and marketing	43,910	(1,117)	(90)	—	—	42,703	44,929	—	(1,055)	(764)	—	—	43,110
Research, development and engineering	13,798	(344)	(5)	—	—	13,449	12,714	—	(372)	(731)	—	—	11,611
General and administrative	43,387	(4,847)	(48)	—	—	38,492	44,037	—	(4,692)	(1,421)	—	—	37,924

Interest and other income (expense)	(2,657)	—	—	(180)	—	(2,837)	262	—	—	—	—	—	262

Income tax provision (8)	25,880	2,275	34	(43)	3,066	31,212	12,770	2,707	2,106	850	15,128	(3,892)	29,669

Net earnings	$91,377	4,666	115	(137)	(3,066)	$92,955	$84,947	7,618	4,755	2,432	(15,128)	3,892	$88,516

Net earnings per share*:
Basic	$1.97	0.10	0.00	0.00	(0.07)	$2.00	$1.84	0.17	0.10	0.05	(0.33)	0.08	$1.91
Diluted	$1.96	0.10	0.00	0.00	(0.07)	$1.99	$1.81	0.16	0.10	0.05	(0.33)	0.08	$1.89

_________________________

* The reconciliation of Net earnings per share from GAAP to Non-GAAP may not foot due to rounding.

The Company discloses non-GAAP Earnings Per Share (EPS) as supplemental non-GAAP financial performance measure, as it believes it is useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Non-GAAP EPS is not in accordance with, or an alternative to, Earnings Per Share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

Weighted average shares outstanding:
Basic	45,590,160	45,498,763
Diluted	45,897,389	46,108,890

j2 GLOBAL, INC.
NET EARNINGS TO EBITDA RECONCILIATION
THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of EBITDA to net earnings, the most directly comparable GAAP financial measure.

	THREE MONTHS ENDED SEPTEMBER 30,
	2012	2011

Net earnings	$31,650	$25,498
Fixed charges	3,760	41
Provision for income taxes	7,880	11,236
Depreciation and amortization and other non-cash items (1)	7,755	7,064
Non-recurring (gains) losses	(526)	15

EBITDA	$50,519	$43,854

(1) Other non-cash items currently represent share-based compensation.

EBITDA is defined in the Indenture Agreement as earnings before fixed charges, taxes, depreciation and amortization and all other non-cash items and all non-recurring gains and losses. We disclose EBITDA as a supplemental non-GAAP financial performance measure, as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, net earnings, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the company’s results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2012
Net cash provided by operating activities	$38,942	$46,382	$38,193		$123,517
Less: Purchases of property and equipment	(1,159)	(1,631)	(956)		(3,746)
Add: Excess tax benefit (deficit) from share-based compensation	286	821	(91)		1,016
Free cash flows	$38,069	$45,572	$37,146	$—	$120,787

2011
Net cash provided by operating activities	$38,153	$42,398	$28,682	$41,515	$150,748
Less: Purchases of property and equipment	(625)	(1,860)	(2,590)	(1,769)	(6,844)
Add: Excess tax benefit from share-based compensation	679	1,443	11,124	315	13,561
Free cash flows	$38,207	$41,981	$37,216	$40,061	$157,465

The Company discloses non-GAAP Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.